UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Yunhong Green CTI Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

YUNHONG CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON August 22, 2025

To:	Shareholders of Yunhong Green CTI Ltd.

The annual meeting of the shareholders of Yunhong CTI Ltd. (the “Company”) will be held at the offices of the Company, 22160 N. Pepper Road, Lake Barrington, Illinois 60010, on Friday, August 22, 2025, at 9:00 a.m., Central Time, for the following purposes:

1.	The election of the five director nominees named in the proxy statement to serve as directors for a one-year term that will expire at the 2026 annual meeting of shareholders;

2.	To ratify action by our Board of Directors to effect a reverse stock split of issued shares of the Company’s common stock into a lesser number of shares by a ratio of 1-for-10, in the form as included in this proxy statement; and

3.	To ratify the appointment of Wolf & Company, PC as auditors of the Company for the fiscal year ending December 31, 2026; and

4.	To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The close of business on July 23, 2025 has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the meeting.

Your participation in the annual meeting is important. You can vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you wish to attend the meeting in person, you must bring evidence of your ownership as of July 23, 2025 or a valid proxy showing that you are representing a shareholder entitled to vote at the meeting. Shareholders attending the annual meeting in person may vote and ask questions while attending the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting for at least ten days prior to August 22, 2025. Please email Jmschwan@ctiindustries.com if you wish to examine the shareholder list prior to the annual meeting. The shareholder list will be available during the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

July 28, 2025	/s/ Jana M. Schwan
Jana M. Schwan, Chief Executive Officer and Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope or you may submit your proxy via the Internet or by using the toll-free number provided on your proxy card. Your proxy may be revoked by you at any time before it has been voted.

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YUNHONG GREEN CTI LTD.

22160 North Pepper Road

Lake Barrington, Illinois 60010

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

Information Concerning the Solicitation

The Board of Directors (the “Board”) of Yunhong Green CTI Ltd. (the “Company”) is furnishing this proxy statement for the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of the Company to be held at 9:00 a.m. Central Time on August 22, 2025, at 22160 N. Pepper Road, Lake Barrington, Illinois 60010. The proxy materials are being mailed on July 28, 2025 to shareholders of record on July 23, 2025. This proxy statement has been posted on the Internet and may be viewed at www.proxyvote.com.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mail, but certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, please take the time to either (i) vote by completing and mailing the proxy card enclosed with the Proxy Materials as soon as possible, (ii) vote via the Internet in accordance with the instructions on the proxy card or (iii) vote by telephone by using the toll-free number on the proxy card. If you elect to vote using the proxy card please indicate on the card how you wish to vote, sign and send it in the enclosed envelope. If you do return the proxy card and do not indicate how you wish to vote, your proxy card will be voted as recommended by the Board of Directors.

Quorum and Voting

Only shareholders of record at the close of business on July 23, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. On that date, there were 27, 738, 626 shares of the Company’s common stock, no par value per share (the “Common Stock”), outstanding. Each share of Common Stock is entitled to one vote. Our Common Stock does not carry cumulative voting rights. A simple majority of the issued and outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting, but in no event shall a quorum consist of less than one-third of the votes of the shares entitled to vote. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

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Five directors will be elected by the Company’s shareholders of record at the Annual Meeting. The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting. A proxy that has properly been marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

The ratification of the reverse stock split will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

The ratification of the appointment of Wolf and Company, PC as auditors of the Company for the fiscal year ending December 31, 2025 will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the director nominees contained in these proxy materials, and “FOR” the ratification of the appointment of Wolf and Company, PC as the Company’s independent registered public accounting firm.

A shareholder submitting a proxy prior to the Annual Meeting may revoke the proxy at any time before the shares subject to it are voted by (i) sending a written statement to that effect to the Secretary of the Company, (ii) submitting a valid proxy having a later date, or (iii) voting in person or via www.proxyvote.com at the Annual Meeting.

Discretionary Voting Power

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. On matters which may be raised at the Annual Meeting that are not covered by this proxy statement, the persons named in the proxy will have full discretionary authority to vote.

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BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

AND SIGNIFICANT SHAREHOLDERS

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of the Record Date. In addition, the table provides information concerning the current beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company.

The amounts and percentage of stock beneficially owned are reported based on regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after August 22, 2025. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which he has no economic interest. The percentage of Common Stock beneficially owned is based on 27,738,626 shares of Common Stock outstanding as of the Record Date.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Yubao Li, Chairman, Director**	12,100,000	43.6%
Frank Cesario, Director, Chief Executive Officer, Acting Chief Financial Officer, Secretary	195,750	*
Jana Schwan, Chief Operating Officer	110,725	*
Douglas Bosley, Director	0	*
Gerald (J.D.) Roberts, Jr., Director	15,000	*
Philip Wong, Director	15,000	*
All directors and executive officers as a group (6 persons)	12,436,475	44.8%

Other Principal Shareholders
Mr. Shuai Wang Yejin Avenue/Qingshan District Yinli Center, 19th Floor Yejin Ave. Wuhan City, Hubei Province China, 430080	1,888,078	6.8%
Icy Mellon LLC 22 East 78th St. New York, NY, 10075	2,102,438	7.6%
Mitzners Consulting 5900 Balcones Drive, Suite 100 Austin, TX 78732	3,064,691	11%

Notes:

* Less than 1%

** Includes shares held by LF International PTE, a Singapore private limited company controlled by Mr. Li, as well Yunhong Environmental Protection Technology Co., Ltd. as part of the Yunhong China Group controlled by Mr. Li..

PROPOSAL ONE – ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2026. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee selected by the Board of Directors. Shareholders may vote “FOR” or “WITHHOLD”.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE FIVE NOMINEES FOR DIRECTOR NAMED IN THIS PROPOSAL.

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Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of July 24, 2025. Ms.Schwan and Ms. Bryant, and Messrs. Li, Roberts and Wong are all presently directors of the Company.

Jana M. Schwan, age 49, Ms. Schwan has been Chief Executive Officer since November 2024 and has been employed by the Company in progressively more responsible roles in operational, purchasing, and product development capacities since September 2002, and currently leads its Sales, Marketing and Business Development activities in addition to all Operations of the Company. Ms. Schwan was named Vice President of Operations in 2017 and Chief Operating Officer in 2020.

Yubao Li, age 42, Chairman of the Board of Directors. Mr. Li has served as a Director of the Company since January 13, 2020 and was elected as Chairman of the Board on June 1, 2020. Mr. Li served as the Company’s Chief Executive Officer from September 2020 until January 2022. Mr. Li has been serving as the Chairman of Yunhong International since its inception in January 2019 and served as its Chief Executive Officer from January 2019 to September 2019. Mr. Li has been serving with the Hubei Academy of Science and Technology Service Station since July 2018. Since June 2018, Mr. Li has been serving as the Director of Photoproteins Research Centre at China’s Academy of Management Science, a research institute situated in Beijing where he supports innovation by defining the research focus of the group. Mr. Li also serves as a director and/or officer of several other entities, including as the Executive Director and General Manager of Hubei Teruiga Energy Co., Ltd, a new energy technology company, since November 2017, the Executive Director of Hubei Yuntong Energy Co., Ltd., a solar power and agriculture company, since April 2016, the Executive Director and General Manager of Hubei Yun Hong photovoltaic Co., Ltd., a solar power and agriculture company, since May 2016, the President of Hubei Yunhong Deren Tourism Co., Ltd., a tourism project developer, since May 2016 and the President of Yunhong Group Holdings Co., Ltd., a company engaged in the business of solar power construction and solar photovoltaic power generation, since 2013. In addition, in 2013, Mr. Li founded China Hubei Yunhong Energy Group Co., Ltd., a Chinese nutrition company operating in China and abroad, and he currently serves as the Chairman of its board of directors.

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Darlene Chiu Bryant, age 62, Director.

Ms. Bryant is the Founder and Executive Director of Global SF, a not-for-profit organization formed to assist international companies in investing in the United States. She has served in this role since March 2018. She has also served as a limited partner in How Women Invest since January 2022. Ms. Bryant has had a diverse career in both the public and private sectors; She worked overseas in the pharma and biotech space for German, Japanese and Chinese multinational firms. In her native San Francisco, she worked in communications and public affairs for former SF Mayor Gavin Newsom, East West Bank, United Commercial Bank and Pacific Gas & Electric Company. Ms. Bryant is a current Trustee of the Chinese American International School in San Francisco, Past board member of Angel Island Immigration Station Foundation, founding board member of Asian Pacific American Leadership Foundation and CALNET, and Advisory board member of the University of San Francisco Center for Asia Pacific Studies. Ms. Bryant has a B.S. in Marketing and Accounting from the University of San Francisco.

Gerald (J.D.) Roberts, Jr., age 66, Director. Mr. Roberts was Vice President of Strategy and Business Development at a Fortune 50 Corporation, having served in that capacity since 2018, and has served as a director of the Company since January 2022. In the previous 20 years, he held several senior roles at Aerojet Rocketdyne Holdings, Inc. and GenCorp/Aerojet. His career began in the aerospace and electronics industries in the United States and Australia, where he worked with companies including E-Systems, McDonnell Douglas, Northrop-Grumman, Gulfstream, Learjet and Hawker de Havilland. Mr. Roberts combined his credentials in engineering, finance and operations and his significant experience in strategic planning, organizational restructuring, and mergers, acquisitions, and divestitures to build value in international business opportunities. Mr. Roberts holds a Six Sigma greenbelt certification and has completed post-graduate coursework in Mergers and Acquisitions, leadership, strategic alliances, negotiation, innovation, and financial analysis. He received his MBA (Finance) from the University of California, Davis, and his B.S. in Mechanical Engineering from Virginia Tech.

Philip Wong, age 45, Director. Mr Wong has served as a director of the Company since January 2022 and is CEO of Shark AI Capital Corporation, an innovative business lending firm which he co-founded in 2020. Previously, he served as Chief Investment Officer of American Credit, Inc., as a Commercial Loan Officer at Applepie Capital, Inc., as Vice President / Senior Relationship Manager at Bank of the West / BNP Paribas, and as First Vice President / Senior Relationship Manager at Preferred Bank, among other roles in banking and business credit. Mr. Wong and has completed certifications in agile software development, software products management, healthcare analytics, and product management and marketing. He received his B.A. in Asian Studies from San Francisco State University.

Vote Required

The election of directors will be by the vote of a plurality of shares of Common Stock present in person or by proxy at the Annual Meeting at which a quorum is present. The five director nominees who receive the highest number of shares voted “for” their election will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. “WITHHELD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

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PROPOSAL TWO – RATIFICATION OF A REVERSE STOCK SPLIT OF ISSUED SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF SHARES BY A RATIO OF 1-for-10

The board of directors has approved the action to combine the outstanding shares of our common stock, into a lesser number of outstanding shares (a “Reverse Stock Split”). As of July 24, 2025, there were 27,738,626 shares of our common stock outstanding. If adopted and approved by the stockholders as proposed, the board of directors would effect the Reverse Stock Split t and related combination to fix the specific ratio at 1-for-10 (the “Split”).

If Proposal No. 2 is adopted and approved the board of directors will proceed with the Reverse Stock Split,. The Company may effect only one Reverse Stock Split in connection with this proposal. Upon the effectiveness of the Reverse Stock Split (the “Split Effective Time”), the issued shares of our common stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares of common stock based on the 1-for-10 ratio, such that a holder of common stock of the Company will own one share of our common stock for each ten shares of common stock held by that stockholder immediately prior to the Split Effective Time.

The Reverse Stock Split, as more fully described below, will not change the number of authorized shares of common stock or preferred stock, or the par value of the Company’s common stock or preferred stock.

Purpose

Our board of directors approved the proposal approving the Reverse Stock Split affecting the Reverse Stock Split because it believes that:

Seeking stockholder approval and adoption of the Reverse Split to effect the reverse stock split is advisable and in the best interests of the Company and its stockholders; effecting the Reverse Stock Split could be an effective means of avoiding a delisting of the Company’s common stock from Nasdaq in the future; an investment in the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients and investors may also be dissuaded from purchasing lower stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks; analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks and that most investment funds are reluctant to invest in lower priced stocks; and a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees.

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If the Reverse Stock Split successfully increases the per share price of our common stock, the board of directors believes this increase may increase trading volume in our common stock and facilitate future financing activities by the Company.

Nasdaq Requirements for Continued Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “YHGJ” after many years listed under the symbol “CTIB”. On July 2, 2024, we received a written notice (the “Nasdaq Bid Price Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) for continued listing on The Nasdaq Capital Market.

On October 21, 2024, the Company, received written notice (the “Notice”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the Company’s common stock failed to maintain a minimum closing bid price of $1.00 for 30 consecutive business days. The Notice has no immediate effect on the Nasdaq listing or trading of the Company’s common stock. The Notice provided an initial 180 calendar day period, or until April 21, 2025, in which to regain compliance, pursuant to Listing Rule 5810(c)(3)(A). If, at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq would notify the Company that it has achieved compliance with the Minimum Bid Price Rule.

The Company was unable to gain compliance within the initial 180-day grace period, therefore on April 24, 2025, a second grace period was granted by Nasdaq which allows the Company an additional 180-day period or until October 19, 2025 to regain compliance. If, at any time before that date the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company fails to cure the deficiency during the second compliance period, the Company committed to affect a reverse stock split, if necessary.

The Reverse Stock Split may not enable the Company to regain compliance with the Bid Price Requirement or ensure that the Company will otherwise remain in compliance with the other listing standards for The Nasdaq Capital Market.

The Company has monitored the closing bid price of its common stock and believes that the Reverse Stock Split is its best option for meeting the Bid Price Requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the Bid Price Requirement of The Nasdaq Capital Market following the Reverse Stock Split. Further, regardless of our compliance with the Bid Price Requirement, the listing of our shares on The Nasdaq Capital Market may be halted or discontinued if we are unable to maintain compliance with any other Nasdaq continued listing requirement for any reason.

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Potential Increased Investor Interest

On July 3, 2025, the closing price of a share of our common stock on Nasdaq was $0.73 per share. An investment in our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our management believes that most investment funds are reluctant to invest in lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock in the future. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

The market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split; the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq for inclusion for trading on the Nasdaq Capital Market.

The market price of our common stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will be affected simultaneously for all issued shares of our common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except with respect to the treatment of fractional shares. The Reverse Stock Split will not change the terms of our common stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Reverse Stock Splitt, and if our board of directors still believes that the Reverse Stock Split is in the best interests of the Company, we will file Form BCA 14.30 with the Secretary of State of the State of Illinois at such time as our board of directors determines to be the appropriate Split Effective Time. Our board of directors may delay effecting the Reverse Stock Split without resoliciting stockholder adoption and approval thereof. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

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As soon as practicable after the Split Effective Time, our stockholders will be notified that the Reverse Split has been effected. We do not have physical certificates for our common stock and, as such, no exchange of such certificates will be necessary.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Common Stock on The Nasdaq Global Market on the last trading day immediately preceding the Split Effective Time (with such closing price proportionately adjusted to give effect to the Reverse Stock Split). Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

As of the record date for the Annual Meeting, there were approximately 27,738,626 shares of common stock outstanding. Upon stockholder adoption and approval of Proposal No. 2, the board of directors will implement the Reverse Stock Split, the Company does not expect that cashing out fractional stockholders would significantly reduce the number of stockholders of record. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company’s Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company’s Board and stockholders. Other than the proposals being submitted to our common stockholders for their consideration at the 2024 Annual Meeting, the Company’s Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the common stock, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to such holders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the IRC, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

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This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the IRC (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: U.S. expatriates and former citizens or long-term residents of the United States; persons that hold shares of common stock in connection with a permanent establishment or fixed base outside the United States; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the common stock under the constructive sale provisions of the IRC; persons who hold or receive the common stock pursuant to the exercise of any employee stock option or otherwise as compensation; tax-qualified retirement plans; U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in IRC Section 1471(d)(4)) or certain other non-U.S. entities specified in IRC Section 1472; and holders that hold or have held, directly, indirectly or constructively pursuant to attribution rules, more than 5% of the shares of common stock at any time during the five-year period ending on the date of the consummation of the Reverse Stock Split.

If an entity treated as a partnership for U.S. federal income tax purposes holds the common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common stock that for U.S. federal income tax purposes is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U. S. persons that have the authority to control all substantial decisions of the trust or (b) that was in existence before August 20, 1996, and has a valid election in effect under applicable Treasury Regulations to be treated as a U. S. person for U.S. federal income tax purposes.

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The proposed Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the IRC that is treated as a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, except as described below with respect to cash received in lieu of fractional shares (which fractional share is generally treated as received and then exchanged for cash), a U.S. holder of common stock generally should not recognize gain or loss upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the shares of common stock received in the Reverse Stock Split, including any fractional share treated as received and then exchanged for cash, should equal the U.S. holder’s aggregate tax basis in the shares of common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. In addition, a U.S. holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. Holders of shares of the common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Generally, a U.S. holder who receives cash in lieu of a fractional share of the common stock pursuant to the proposed Reverse Stock Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Stock Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis that is allocable to such fractional share of the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share is more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. Special rules under Section 302 of the IRC may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the IRC (rather than as a sale or exchange) with respect to certain U.S. holders who own more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend based on their particular circumstances.

Payments of cash made in lieu of a fractional share of the common stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding”. To avoid backup withholding, each holder of our shares of the common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

In addition, if such non-U.S. holder were to recognize capital gain or loss attributable to cash received in lieu of a fractional share, such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

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Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States, provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to clause (c) above, if we are a USRPHC, a non-U.S. holder may qualify for an exemption if our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC.

Notwithstanding the foregoing, gain recognized by a non-U.S. holder attributable to cash received in lieu of a fractional share could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain if such non-U.S. holder owns more than a minimal amount of common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercises more than a minimal degree of voting or other type of control over the affairs of the Company. Non-U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipt of cash in lieu of fractional shares could be treated as a dividend.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The foregoing summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Company holder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisor regarding the particular U.S. federal income tax consequences of the Reverse Stock Split to you, including any tax consequences arising under U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Vote Required

The adoption and approval of the Reverse Stock Split requires the approval by a majority of the votes cast by the holders of shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal.

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Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Wolf and Company, P.C. (“Wolf”), a PCAOB-registered accounting firm, as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2025. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN”.

The Company engaged Wolf during April 2024 for the 2024 audit. After the Company’s prior audit firm BF Borgers (“BFB”) was disqualified from practicing before the SEC in May 2024, Wolf had to perform procedures related to the audit of 2023, which were performed during 2024. Wolf may be present at the meeting.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by our independent registered public accounting firm, Wolf & Company, P.C. for the year ended December 31, 2024 and the reaudit for the period ended December 31, 2023 in 2024. The table also represents the fees charged by BF Borgers CPA for the year ended December 31, 2023.

	Dec. 31, 2024		Dec. 31, 2023
Audit Fees – BF Borgers CPA (1)	$		$357,500
Audit Fees – Wolf & Company, P.C. (1) (2)		$629,500	-
All Other Fees (3)		$-	0
Total Fees		$629,500	$357,500

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Wolf was engaged to re-audit fiscal year 2023

(3)	May represent tax services and other consulting services.

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All audits, tax and other services to be performed by any entity including Wolf and BFB for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs to perform those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence.

Vote Required

The resolution approving the ratification of the appointment of Wolf as our independent registered public accounting firm will be approved if a majority of the votes cast affirmatively or negatively at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Illinois Business Corporation Act and the Articles of Incorporation and By-laws of the Company, as amended. Members of the Board of Directors keep informed regarding the Company’s business through discussions with the Chairman of the Board of Directors, the Chief Executive Officer, the President and other officers, by reviewing materials provided to them, making inquiries of management and participating in meetings of the Board of Directors and its committees.

As of July 24, 2025, the Board of Directors had five members. The Board has determined that each of Darlene Chui Bryan, Gerald (J.D.) Roberts, Jr., and Philip Wong, presently directors of the Company, are independent based upon the application of the rules and standards of the NASDAQ Stock Market.

The Board of Directors met 5 times during 2024. Each of the Directors then in office at the time was present for at least 75% of such meetings (during the period that person served as a director).

Board Leadership Structure

Yubao Li is Chairman of the Board of Directors. Our Chief Executive Officer, Jana M. Schwan, reports to the Board of Directors. The Board of Directors believes that this combination and allocation of roles provides the most efficient and effective leadership model for the Company, providing perspective and direction with regard to business strategies and plans to both the Board and management. The Company has no bylaw or policy in place that mandates that an officer serve as Chairman of the Board. The Board of Directors periodically evaluates its leadership structure.

Mr. Wong has been designated as the lead independent director. Mr. Wong is responsible for (i) communicating regularly with the Chief Executive Officer and other officers of the Company on behalf of the Board of Directors, and particularly the independent members of the Board of Directors, and (ii) calling separate meetings of the independent directors of the Company. At any such meetings, only independent directors are present and the independent directors are free to discuss any aspect of the Company’s business and risk management without the influence of interested directors or management.

All members of the Company’s Audit, Compensation and Nominating and Governance Committees have been determined to be independent based on application of the rules and standards of the NASDAQ Stock Market.

Board Role in Risk Oversight

The Board of Directors plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees management of financial risks through regular meetings with the Company’s independent registered public accounting firm and the Company’s Chief Executive Officer, President and Corporate Controller. The Company’s Compensation Committee evaluates and addresses risks relating to executive compensation, our incentive compensation plans and other compensatory arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed through management and committee reports to the full Board about these and other operational risks.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Wong (Chairman), Ms. Bryant and Mr. Roberts. Each of the members of the Audit Committee is independent based on the application of the rules and standards of the NASDAQ Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Wong has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and meets the requirements for an audit committee financial expert under that standard. The Audit Committee has primary responsibility meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters. The Audit Committee has primary responsibility for:

-	Appointing, compensating, and retaining our registered independent public accounting firm;

-	Overseeing the work performed by any outside accounting firm;

-	Assisting the Board of Directors in fulfilling its responsibility by reviewing the financial reports provided by us to the SEC, our shareholders, or to the general public, as well as the Company’s internal financial and accounting controls; and

-	Recommending, establishing, and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

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The Audit Committee met four times during 2024.

Board Diversity Matrix

The following table provides the composition of our board members and nominees. Each of the categories listed in the below table has the meaning assigned by NASDAQ Rule 5605(f).

Board Diversity Matrix
As of December 31, 2024
Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	-	5	-	-

Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	2	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	—
Did Not Disclose Demographic Background	—

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Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with management and the Company’s former independent registered public accounting firm, Wolf, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and internal controls.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s application of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380, as amended). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit of the Company’s financial statements and the effectiveness of internal controls over financial reporting. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Wolf and Company PC as the Company’s independent registered public accounting firm.

Philip Wong, Audit Committee Chair
Darlene Chiu Bryant, Member
Gerald (J.D.) Roberts, Jr., Member

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Compensation Committee

The Compensation Committee is composed of Mr. Roberts (Chairman), Ms. Bryant and Mr. Wong. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards of the NASDAQ Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit and retirement plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. The Compensation Committee met once during 2024.

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of Mr. Roberts (Chairman), Ms. Bryant and Mr. Wong. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards of the NASDAQ Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level, contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies that are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management, the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation.

The Board’s statement regarding diversity is below. This has become a larger factor in the Nominating Committee’s evaluation of potential candidates. While there is no formal policy for considering diversity when nominating a potential director, it is a consideration that is evaluated along with other qualifications of potential candidates, and broadly a goal of the Company. In light of the foregoing, it is believed that a formal, written policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties. It is worth noting that we added two female directors during 2025.

The Nominating Committee did not meet in 2024. All of the independent directors of the Board of Directors participated in the nominating process and, in separate session, voted in favor of recommending to the Board of Directors the nomination of each of the nominees for election as directors.

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Board Diversity

The current Board has five directors, all male, two of whom are of Asian-American and three Caucasian. The Board recently had two female directors who retired from the Board during January 2022. With only five directors, the Company has limited opportunity to maintain the breadth of diversity it seeks at all times. The Company has made diversity a goal, particularly as it moved from a 100% Caucasian, 100% male Board of Directors at the beginning of 2020 to two Asian-American directors in January 2022. The Company plans to continue to strive for broad representation on its Board of Directors, and added two female directors during 2025.

COMPENSATION OF DIRECTORS AND OFFICERS

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and has elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

Summary Compensation Table

The following table sets forth summary compensation information with respect to the Principal Executive Officer and each of the two other most highly compensated executive officers. These individuals, including the Principal Executive Officer, are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

				Option	Incentive Plan	Non-Equity All other
Name/Title	Year	Salary	Awards	Compensation	compensation	Total
				(1)	(2)	(3)

Frank Cesario	2024	$250,000	$85,500	$-	$-	$335,500
Chief Executive Officer(4)	2023	$250,000	$39,400	$-	$-	$289,400

Jana M. Schwan	2024	$239,500	$48,657	$-	$9,500	$297,659
Chief Operating Officer (5)	2023	$225,166	$14,000	$-	$9,500	$248,666

(1)	Reflects the compensation expense recognized in 2024 and 2023 for stock awards under ASC Topic 718 as reported in the Company’s audited financial statements.

(2)	Amounts determined under the Company’s incentive compensation program.

(3)	Amounts for include matching 401(k) contributions and insurance premiums

(4)	Mr. Cesario rejoined the Company in January 2022 as Chief Executive Officer and Acting Chief Financial Officer.

(5)	Ms. Schwan became Chief Executive Officer in 2024.

Narrative Disclosure for Summary Compensation Table

Employment Agreements with Our Named Executive Officers

Ms. Schwan entered into an employment agreement with the Company. That agreement includes a base salary of $275,000 per year. Ms. Schwan received an inducement grant of stock in the amount of 250,000 shares, 25,000 of which vested over 30 days, with the remaining shares scheduled to vest based upon the achievement of certain goals and objectives as set forth in the agreement. Ms. Schwan is eligible to receive a performance-based bonus of $250,000. In the event that Ms. Schwan is terminated without cause, she is eligible to receive twelve (12) months of salary in accordance with the agreement.

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Information Relating to Cash Incentives

The Board of Directors previously had adopted an Incentive Compensation Plan providing for annual incentive compensation to be paid to executive and managerial employees of the Company. Under the Plan, designated Named Executive Officers and several other executive officers and managers may receive incentive compensation payments, determined on a quarterly and annual basis, based upon the income of the Company before provision for income tax or for incentive compensation if the net income exceeds a threshold amount of profit for any quarter of $100,000 and, for the year, of $250,000. The benefits under the Plan are divided into two Pools of compensation. Pool I (representing the largest pool of incentive compensation) covers senior executive officers and managers who participate in the pool of incentive compensation based upon a percentage allocation recommended by the Compensation Committee and determined by the Board of Directors each year. Pool II covers other executives and managers who are selected to participate in proportions determined by management. The Compensation Committee recommends the amount of the incentive compensation awards which, in the aggregate, may not exceed sixteen percent of the net income of the Company (before provision for income tax or incentive compensation under the Plan). Further, the amount of incentive compensation to any participant may not exceed the annual base compensation of the participant. The Compensation Committee believed such incentive compensation motivates participants to achieve strong profitability which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders. Incentive compensation participation levels are generally determined during the first quarter of each fiscal year.

In determining the executives who participate in the incentive compensation awards in Pool I each year, and the relative amount of the award to each participant, the Compensation Committee considers and takes into account (i) the position of the executive, (ii) the level of responsibility and authority of the executive, (iii) the performance of the executive, and (iv) the extent to which the executive is in a position to affect the financial results and profitability of the Company. The current Board of Directors is considering a revised incentive plan and terminating the plan described in this section. No replacement plan has yet been adopted, but the Board of Directors and Management have both indicated their desire to change this program.

No awards were issued during 2024 except for the grant to Ms. Schwan as described below.

Ms. Schwan’s Employment Agreement includes the eligibility for a performance-based cash incentive payment of $250,000. She is not guaranteed any payment under this provision of her Employment Agreement.

Long-Term Equity Incentives

From time to time, upon the recommendation and action of the Compensation Committee and Board of Directors, stock options or grants under the 2009 Incentive Stock Plan have been awarded to officers, directors, or management personnel of the Company. At the Company’s Annual Meeting of Shareholders held in May 2009, the Company’s 2009 Incentive Stock Plan was approved by the shareholders.

The Board of Directors adopted and approved a new incentive option plan in April 2018 which was submitted to, and approved by, our shareholders at the annual meeting of shareholders on June 8, 2018 (the “Plan”). Under the Plan, the Compensation Committee of the Board of Directors is authorized to issue incentive options, non-statutory options, restricted stock awards and stock grants to officers, directors, management personnel and consultants of the Company. The Board of Directors determined that no further options would be granted under the 2009 Incentive Stock Plan.

Stock and option grants under the Plan will be determined from time to time by the Compensation Committee in consultation with management. The actual grant for each executive is determined by taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive or director. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s common stock on the NASDAQ Stock Market on the date of the grant.

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During 2023 and 2024, each of the three independent Directors was granted 5,000 shares of restricted stock that vest over 12 months.

During 2024, the Compensation Committee awarded the Company’s Chief Executive Officer a grant of 250,000 shares of restricted stock. 25,000 of those shares vested over a 1-month period while the remaining shares vest on a pro rated basis based on performance conditions including:

●	The restrictions on 56,250 shares of the award will lapse and the award will vest when the Company’s trailing-twelve-month EBITDA equals or exceeds $0.7 million at any time on or after January 1, 2026.

●	The restrictions on 56,250 shares of the award will lapse and the award will vest in the event the Company’s common shares trade at or above $3/share for ten or more consecutive trading days.

●	The restrictions on 56,250 shares of the award will lapse and the award will vest if Ms. Schwan remains employed with the Company as of January 1, 2027.

●	The restrictions on 56,250 shares of the award will lapse and the award will vest in the event the Company is able to refinance its current lender with a traditional lender on terms and conditions customary for such financing.

The Compensation Committee (as defined in the Plan) shall be responsible for determining when the conditions above have been satisfied. The Company records compensation expense with each vesting, and records a likelihood of vesting weighted analysis to the extent it has visibility to do so. Without such visibility, it considers such probability as de minimis until additional information is available.

Retirement Benefits

The Company maintains a 401(k) employee savings plan (the “401(k) Plan”) in which all salaried employees are eligible to participate. The 401(k) Plan is a tax qualified retirement plan.

Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the 401(k) Plan and the Company will contribute a matching amount to the 401(k) Plan each year. Participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the 401(k) Plan. Under the terms of the 401(k) Plan, the Company may make a matching contribution. During 2017, the Board of Directors determined to cease matching contributions under the 401(k) Plan for the balance of the year. No Company contributions to the 401(k) Plan were made during 2023 or 2024. The Company is looking to restart employee matching contributions based on conditions at the time.

Outstanding Equity Awards

The following chart sets forth all outstanding equity awards to Named Executive Officers of the Company as of December 31, 2024. All awards are in the form of options to purchase Common Stock of the Company.

OUTSTANDING EQUITY AWARDS

Name	Number of Securities Underlying Unvested Performance Grants
Jana M. Schwan	222,750

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the common stock of the Company authorized for issuance under the Company’s equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans by security holders	400,000	$-	400,000

Equity compensation plans not approved by security holders	-	-	-

Total	400,000	$-	400,000

Payments Upon Termination or Change in Control

During November 2024, the Company executed an Employment Agreement with Ms. Schwan which provides for the payment of 12 months salary and health insurance benefits upon termination without cause.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2024:

DIRECTOR COMPENSATION

	Director’s	Stock	All other
Name	Fees	Awards (1)	compensation	Total
Yubao Li	$-	$-	$-	$-

Jana M. Schwan	$-	$-	$-	$-

Douglas Bosley (2)	$12,000	$7,600	$-	$19,600

Gerald (J.D.) Roberts, Jr.	$12,000	$7,600	$-	$19,600

Philip Wong	$12,000	$7,600	$-	$19,600

(1)	Reflects the compensation expense recognized in 2024 for stock awards under ASC Topic 718 as reported in the Company’s audited financial statements.

(2)	Mr. Bosley retired from the Board of Directors during 2025.

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Narrative Description of Director Compensation

Payments to non-employee directors were suspended during 2019, and restarted as of January 2022.

Agreements Between Third Parties and Directors

There are no agreements or arrangements by which any directors or nominees are to receive compensation or other payments from third parties in return for serving on the Board of Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, the Company believes that during calendar year 2024, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were satisfied.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.” The contents of the Company’s website are not incorporated into this proxy statement by this reference. The Company will provide to any person without charge upon request a copy of the Code of Ethics, by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 and providing a return address.

Certain Relationships and Related Transactions

As of December 2017, Mr. John H. Schwan was owed a total of $1.1 million, with additional accrued interest of $0.4 million, by the Company. As part of the December 2017 financing with PNC Bank, Mr. Schwan executed a subordination agreement related to these amounts due him, as evidenced by a related note representing the amount owed to Mr. Schwan. During January 2019, Mr. Schwan and the Company agreed to an exchange of $0.6 million of his debt for approximately 181,000 shares of common stock at the then market rate of $3.32 per share. As of December 31, 2023, the balance of Mr. Schwan’s note was approximately $1.3 million, including accrued interest. Mr. Schwan is the father of Jana Schwan, the Company’s Chief Executive Officer. During January 2024, $1 million of this balance was paid to Mr. Schwan, with the remainder to be paid at a future date as mutually agreed by the parties.

Relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants or have conflicts of interest are reviewed and approved by the Audit Committee. While the Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances, the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of matter. The Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

Shareholder Proposals for 2026

Under our Amended and Restated By-Laws and the procedures established by the Securities and Exchange Commission, certain requirements exist for submitting shareholder proposals for inclusion at an annual meeting. Among other things, a shareholder must give written notice of the proposal to the Secretary of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of mailing proxies for the prior year’s annual meeting, provided, however, that if the date of the next annual meeting is moved by more than thirty (30) days from the date of this year’s annual meeting, shareholders must give written notice a reasonable time before the Company begins to print and send its proxy materials for such annual meeting. Delivery to the Secretary shall be by hand or by certified or registered mail, return receipt requested. Additionally, our Amended and Restated By-Laws provide the requirements for the calling of a special meeting, including setting of a demand record date, requiring the demand of shareholders holding no less than one-fifth of the issued and outstanding stock of the Company, and the agreement of such shareholders to pay the cost of holding such meeting, including preparation and mailing of the proxy materials, except if all the proposed resolutions are adopted, the soliciting shareholders are not required to pay such costs. Our Amended and Restated By-Laws include additional requirements for a shareholder to nominate a person as director, including notice requirements and information as to the nominee.

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Proposals by shareholders for inclusion in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Shareholders, which is tentatively scheduled to be held on August 28, 2026, should be addressed to the Secretary, Yunhong Green CTI Ltd., 22160 North Pepper Road, Lake Barrington, Illinois 60010, and must be received at such address no earlier than February 1, 2026 and no later than February 17, 2026. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting including information on the shareholder on whose behalf the proposal is made which would be required to be disclosed in a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, (2) the name and address, as they appear on the Company’s records, of the shareholder proposing such business, (3) a representation that the shareholder is a holder of record of shares of stock of the Company entitled to vote with respect to such business and intends to appear in person or be represented at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the Company which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended), and (5) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business.

Proxy Statement and Annual Report Delivery

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

You may request to receive at any time a separate copy of our annual report or proxy statement, or notify the Company that you do or do not wish to participate in householding by sending a written request to the Corporate Secretary at 22160 N. Pepper Road, Lake Barrington, Illinois 60010 or by telephoning (847) 382-1000.

Shareholder Communications

The Nominating and Governance Committee of our Board has established the following process for shareholders to communicate with the Board. Shareholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o Yunhong Green CTI Ltd., 22160 N. Pepper Road, Lake Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholders and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from shareholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all shareholders correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Dated: July 28, 2025

BY ORDER OF THE
BOARD OF DIRECTORS

/s/ Jana M. Schwan
Jana M. Schwan, Chief Executive Officer and Secretary

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